Filed Pursuant to Rule 433 under the Securities Act of 1933

Registration Statement No. 333-219630

Issuer Free Writing Prospectus, dated July 29, 2019

The Boeing Company

Final Term Sheet

$750,000,000 2.300% Senior Notes due 2021

Summary of Final Terms

Dated July 29, 2019

Issuer	The Boeing Company

Principal Amount	$750,000,000

Trade Date	July 29, 2019

Settlement Date (T+2)	July 31, 2019

Maturity Date	August 1, 2021

Treasury Benchmark	1.750% due July 31, 2021

Treasury Price / Yield	99-25 5/8 / 1.852%

Spread to Treasury	+45 bps

Reoffer Yield	2.302%

Price to Public[1]	99.996%

Gross Fee Spread	0.200%

Coupon (Interest Rate)	2.300%

Interest Payment Dates	February 1 and August 1

First Interest Payment Date	February 1, 2020

Call Provision	MWC @ T+10 bps

Use of Proceeds

The Company intends to use approximately

$4 billion of the net proceeds from this offering to fund its previously announced joint venture with Embraer and the remaining net proceeds for general corporate purposes.

CUSIP / ISIN	097023CL7 / US097023CL77

Joint Book-Running Managers	J.P. Morgan Securities LLC Barclays Capital Inc. RBC Capital Markets, LLC Lloyds Securities Inc. SunTrust Robinson Humphrey, Inc. U.S. Bancorp Investments, Inc.

Senior Co-Managers

BofA Securities, Inc.

BBVA Securities Inc.

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Commerz Markets LLC

Credit Agricole Securities (USA) Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Goldman Sachs & Co. LLC

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

MUFG Securities Americas Inc.

Santander Investment Securities Inc.

SG Americas Securities, LLC

SMBC Nikko Securities America, Inc.

Wells Fargo Securities, LLC

Co-Managers	ANZ Securities, Inc. ICBC Standard Bank Plc[2] Standard Chartered Bank[3] Westpac Capital Markets LLC

Notes:

1	Plus accrued interest, if any, from July 31, 2019.
2

ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell the Securities constituting part of its allotment solely outside the United States.

3	Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC at 1-212-834-4533, Barclays Capital Inc. at 1-888-603-5847, and RBC Capital Markets, LLC at 1-866-375-6829.

$1,000,000,000 2.700% Senior Notes due 2027

Summary of Final Terms

Dated July 29, 2019

Issuer	The Boeing Company

Principal Amount	$1,000,000,000

Trade Date	July 29, 2019

Settlement Date (T+2)	July 31, 2019

Maturity Date	February 1, 2027

Treasury Benchmark	1.875% due July 31, 2026

Treasury Price / Yield	99-18+ / 1.940%

Spread to Treasury	+80 bps

Reoffer Yield	2.740%

Price to Public[1]	99.730%

Gross Fee Spread	0.400%

Coupon (Interest Rate)	2.700%

Interest Payment Dates	February 1 and August 1

First Interest Payment Date	February 1, 2020

Call Provision	MWC @ T+15 bps at any time prior to December 1, 2026 (two months prior to maturity); par call at any time on or after December 1, 2026

Use of Proceeds	The Company intends to use approximately $4 billion of the net proceeds from this offering to fund its previously announced joint venture with Embraer and the remaining net proceeds for general corporate purposes.

CUSIP / ISIN	097023CM5 / US097023CM50

Joint Book-Running Managers	J.P. Morgan Securities LLC Mizuho Securities USA LLC MUFG Securities Americas Inc. BofA Securities, Inc. BBVA Securities Inc. Santander Investment Securities Inc.

Senior Co-Managers

Barclays Capital Inc.

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Commerz Markets LLC

Credit Agricole Securities (USA) Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Goldman Sachs & Co. LLC

Lloyds Securities Inc.

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

SG Americas Securities, LLC

SMBC Nikko Securities America, Inc.

SunTrust Robinson Humphrey, Inc.

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

Co-Managers	ANZ Securities, Inc. ICBC Standard Bank Plc[2] Standard Chartered Bank[3] Westpac Capital Markets LLC

Junior Co-Managers

Blaylock Van, LLC

C.L. King & Associates, Inc.

Cabrera Capital Markets, LLC

CastleOak Securities

Great Pacific Securities

Guzman & Company

Multi-Bank Securities, Inc.

R. Seelaus & Co., LLC

Siebert Cisneros Shank & Co., L.L.C.

Tribal Capital Markets, LLC

Notes:

1	Plus accrued interest, if any, from July 31, 2019.
2

ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell the Securities constituting part of its allotment solely outside the United States.

3	Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC at 1-212-834-4533, Mizuho Securities USA LLC at 1-866-271-7403, and MUFG Securities Americas Inc. at 1-877-649-6848.

$750,000,000 2.950% Senior Notes due 2030

Summary of Final Terms

Dated July 29, 2019

Issuer	The Boeing Company

Principal Amount	$750,000,000

Trade Date	July 29, 2019

Settlement Date (T+2)	July 31, 2019

Maturity Date	February 1, 2030

Treasury Benchmark	2.375% due May 15, 2029

Treasury Price / Yield	102-24 / 2.063%

Spread to Treasury	+90 bps

Reoffer Yield	2.963%

Price to Public[1]	99.883%

Gross Fee Spread	0.450%

Coupon (Interest Rate)	2.950%

Interest Payment Dates	February 1 and August 1

First Interest Payment Date	February 1, 2020

Call Provision	MWC @ T+15 bps at any time prior to November 1, 2029 (three months prior to maturity); par call at any time on or after November 1, 2029

Use of Proceeds	The Company intends to use approximately $4 billion of the net proceeds from this offering to fund its previously announced joint venture with Embraer and the remaining net proceeds for general corporate purposes.

CUSIP / ISIN	097023CN3 / US097023CN34

Joint Book-Running Managers	J.P. Morgan Securities LLC Deutsche Bank Securities Inc. Wells Fargo Securities, LLC Citigroup Global Markets Inc. Commerz Markets LLC SG Americas Securities, LLC

Senior Co-Managers

BofA Securities, Inc.

Barclays Capital Inc.

BBVA Securities Inc.

BNP Paribas Securities Corp.

Credit Agricole Securities (USA) Inc.

Credit Suisse Securities (USA) LLC

Goldman Sachs & Co. LLC

Lloyds Securities Inc.

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

MUFG Securities Americas Inc.

RBC Capital Markets, LLC

Santander Investment Securities Inc.

SMBC Nikko Securities America, Inc.

SunTrust Robinson Humphrey, Inc.

U.S. Bancorp Investments, Inc.

Co-Managers	ANZ Securities, Inc. ICBC Standard Bank Plc[2] Standard Chartered Bank[3] Westpac Capital Markets LLC

Junior Co-Managers	Academy Securities Inc. Loop Capital Markets LLC Penserra Securities LLC Telsey Advisory Group LLC The Williams Capital Group, L.P.

Notes:

1	Plus accrued interest, if any, from July 31, 2019.
2

ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell the Securities constituting part of its allotment solely outside the United States.

3	Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC at 1-212-834-4533, Deutsche Bank Securities Inc. at 1-800-503-4611, and Wells Fargo Securities, LLC at 1-800-645-3751.

$750,000,000 3.250% Senior Notes due 2035

Summary of Final Terms

Dated July 29, 2019

Issuer	The Boeing Company

Principal Amount	$750,000,000

Trade Date	July 29, 2019

Settlement Date (T+2)	July 31, 2019

Maturity Date	February 1, 2035

Treasury Benchmark	2.375% due May 15, 2029

Treasury Price / Yield	102-24 / 2.063%

Spread to Treasury	+120 bps

Reoffer Yield	3.263%

Price to Public[1]	99.843%

Gross Fee Spread	0.600%

Coupon (Interest Rate)	3.250%

Interest Payment Dates	February 1 and August 1

First Interest Payment Date	February 1, 2020

Call Provision	MWC @ T+20 bps at any time prior to November 1, 2034 (three months prior to maturity); par call at any time on or after November 1, 2034

Use of Proceeds	The Company intends to use approximately $4 billion of the net proceeds from this offering to fund its previously announced joint venture with Embraer and the remaining net proceeds for general corporate purposes.

CUSIP / ISIN	097023CP8 / US097023CP81

Joint Book-Running Managers	J.P. Morgan Securities LLC Credit Suisse Securities (USA) LLC SMBC Nikko Securities America, Inc. Credit Agricole Securities (USA) Inc. Mizuho Securities USA LLC Santander Investment Securities Inc.

Senior Co-Managers

BofA Securities, Inc.

Barclays Capital Inc.

BBVA Securities Inc.

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Commerz Markets LLC

Deutsche Bank Securities Inc.

Goldman Sachs & Co. LLC

Lloyds Securities Inc.

Morgan Stanley & Co. LLC MUFG Securities Americas Inc. RBC Capital Markets, LLC SG Americas Securities, LLC SunTrust Robinson Humphrey, Inc. U.S. Bancorp Investments, Inc. Wells Fargo Securities, LLC

Co-Managers	ANZ Securities, Inc. ICBC Standard Bank Plc[2] Standard Chartered Bank[3] Westpac Capital Markets LLC

Junior Co-Managers	Academy Securities Inc. Apto Partners, LLC Loop Capital Markets LLC MFR Securities, Inc. Penserra Securities LLC Stern Brothers Telsey Advisory Group LLC The Williams Capital Group, L.P.

Notes:

1	Plus accrued interest, if any, from July 31, 2019.
2

ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell the Securities constituting part of its allotment solely outside the United States.

3	Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC at 1-212-834-4533, Credit Suisse Securities (USA) LLC at 1-800-221-1037, and SMBC Nikko Securities America, Inc. at 1-888-868-6856.

$1,250,000,000 3.750% Senior Notes due 2050

Summary of Final Terms

Dated July 29, 2019

Issuer	The Boeing Company

Principal Amount	$1,250,000,000

Trade Date	July 29, 2019

Settlement Date (T+2)	July 31, 2019

Maturity Date	February 1, 2050

Treasury Benchmark	3.000% due February 15, 2049

Treasury Price / Yield	108-09 / 2.597%

Spread to Treasury	+120 bps

Reoffer Yield	3.797%

Price to Public[1]	99.155%

Gross Fee Spread	0.875%

Coupon (Interest Rate)	3.750%

Interest Payment Dates	February 1 and August 1

First Interest Payment Date	February 1, 2020

Call Provision	MWC @ T+20 bps at any time prior to August 1, 2049 (six months prior to maturity); par call at any time on or after August 1, 2049

Use of Proceeds	The Company intends to use approximately $4 billion of the net proceeds from this offering to fund its previously announced joint venture with Embraer and the remaining net proceeds for general corporate purposes.

CUSIP / ISIN	097023CQ6 / US097023CQ64

Joint Book-Running Managers	J.P. Morgan Securities LLC BofA Securities, Inc. Morgan Stanley & Co. LLC BBVA Securities Inc. BNP Paribas Securities Corp. Credit Suisse Securities (USA) LLC

Senior Co-Managers

Barclays Capital Inc.

Citigroup Global Markets Inc.

Commerz Markets LLC

Credit Agricole Securities (USA) Inc.

Deutsche Bank Securities Inc.

Goldman Sachs & Co. LLC

Lloyds Securities Inc.

Mizuho Securities USA LLC

MUFG Securities Americas Inc.

RBC Capital Markets, LLC

Santander Investment Securities Inc. SG Americas Securities, LLC SMBC Nikko Securities America, Inc. SunTrust Robinson Humphrey, Inc. U.S. Bancorp Investments, Inc. Wells Fargo Securities, LLC

Co-Managers	ANZ Securities, Inc. ICBC Standard Bank Plc[2] Standard Chartered Bank[3] Westpac Capital Markets LLC

Junior Co-Managers	Academy Securities Inc. Bancroft Capital LLC Drexel Hamilton, LLC Loop Capital Markets LLC Mischler Financial Group, Inc. Samuel A. Ramirez & Company, Inc.

Notes:

1	Plus accrued interest, if any, from July 31, 2019.
2

ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell the Securities constituting part of its allotment solely outside the United States.

3	Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC at 1-212-834-4533, BofA Securities, Inc. at 1-800-294-1322, and Morgan Stanley & Co. LLC at 1-866-718-1649.

.

$1,000,000,000 3.950% Senior Notes due 2059

Summary of Final Terms

Dated July 29, 2019

Issuer	The Boeing Company

Principal Amount	$1,000,000,000

Trade Date	July 29, 2019

Settlement Date (T+2)	July 31, 2019

Maturity Date	August 1, 2059

Treasury Benchmark	3.000% due February 15, 2049

Treasury Price / Yield	108-09 / 2.597%

Spread to Treasury	+140 bps

Reoffer Yield	3.997%

Price to Public[1]	99.065%

Gross Fee Spread	0.925%

Coupon (Interest Rate)	3.950%

Interest Payment Dates	February 1 and August 1

First Interest Payment Date	February 1, 2020

Call Provision	MWC @ T+25 bps at any time prior to February 1, 2059 (six months prior to maturity); par call at any time on or after February 1, 2059

Use of Proceeds	The Company intends to use approximately $4 billion of the net proceeds from this offering to fund its previously announced joint venture with Embraer and the remaining net proceeds for general corporate purposes.

CUSIP / ISIN	097023CR4 / US097023CR48

Joint Book-Running Managers	J.P. Morgan Securities LLC Citigroup Global Markets Inc. Goldman Sachs & Co. LLC BNP Paribas Securities Corp. SG Americas Securities, LLC SMBC Nikko Securities America, Inc.

Senior Co-Managers

BofA Securities, Inc.

Barclays Capital Inc.

BBVA Securities Inc.

Commerz Markets LLC

Credit Agricole Securities (USA) Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Lloyds Securities Inc.

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

MUFG Securities Americas Inc.

RBC Capital Markets, LLC

Santander Investment Securities Inc.

SunTrust Robinson Humphrey, Inc.

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

Co-Managers	ANZ Securities, Inc. ICBC Standard Bank Plc[2] Standard Chartered Bank[3] Westpac Capital Markets LLC

Junior Co-Managers	Academy Securities Inc. Loop Capital Markets LLC

Notes:

1	Plus accrued interest, if any, from July 31, 2019.
2

ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell the Securities constituting part of its allotment solely outside the United States.

3	Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC at 1-212-834-4533, Citigroup Global Markets Inc. at 1-800-831-9146, and Goldman Sachs & Co. LLC at 1-866-471-2526.